STOCK SUBSCRIPTION AGREEMENT


          This Stock Subscription Agreement (the "AGREEMENT") is entered into as of January 31, 1997, by and among WEI Acquisition
Co., a Delaware corporation (the "COMPANY"), and A&M Investment
Associates #3, LLC, a Delaware limited liability company
(hereinafter referred to as the "PURCHASER.")

          WHEREAS, pursuant to the Debtors' First Amended Chapter 11 Plan, as Revised for Technical Corrections dated October 4, 1996 and Supplemental Amendments on December 2, 1996 and December 13, 1996 (the "POR") and an Asset Purchase Agreement dated as of January 31, 1997 (the "ASSET PURCHASE AGREEMENT"), the Company will acquire substantially all of the assets of Wherehouse Entertainment, Inc., and its parent, WEI Holdings, Inc., which companies are debtors and debtors-in-possession (collectively, the "DEBTORS"), in Case No. 95-911 (HSB) (Jointly Administered) (the "BANKRUPTCY CASE") in the Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT");

          WHEREAS, the Company, the Purchaser, Alvarez & Marsal, Inc. ("A&M"), Cerberus Partners, L.P. and certain of A&M's employees have entered into a Management Services Agreement dated as of January 31, 1997 (the "MANAGEMENT SERVICES AGREEMENT"), which will become effective on the Effective Date (as defined therein) and, pursuant to the terms of which, the Purchaser has agreed to purchase from Company, and Company has agreed to sell to Purchaser a number of shares of common stock, $0.01 par value per share, of the Company (the "COMMON STOCK"), upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the Purchaser has been formed by its members
(the "MEMBERS") for the purpose of acquiring the A&M Shares.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.   REPRESENTATIONS.

          (a) Review of Documents, Investment Risk. The Purchaser represents and acknowledges that (i) Purchaser and each Member and their advisers have reviewed the Disclosure Statement for Debtors' First Amended Chapter 11 Plan dated October 4, 1996 and have been afforded an opportunity to review and receive certain confidential descriptive information (the "INFORMATION") relating to the Company, the Company's business and finances, and any and all other information deemed relevant by Purchaser and the Members in order to make an informed investment decision regarding this Agreement and the Shares (as defined in Section 2(a) below, have reviewed and understand the Information and this Agreement; (ii) Purchaser and each Member have such knowledge and experience in financial matters, such that Purchaser is properly able to evaluate the proposed acquisition of the Debtors, the proposed capital structure of the Company, the business of the Company and its subsidiaries and the risks inherent therein;
(iii) Purchaser and each Member have been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers and representatives of the Company and its subsidiaries to the extent necessary to evaluate the merits and risks related to an investment in the Company and the undertakings evidenced by the Management Services Agreement; (iv) Purchaser and each Member have, to the extent Purchaser and each Member deemed necessary, been advised by legal counsel of Purchaser's choice in connection with this Agreement and the issuance and sale of the Shares pursuant hereto; and (v) the purchase of the Shares pursuant hereto is consistent, in both nature and amount, with Purchaser's and each Member's overall investment program and financial condition, and Purchaser's and each Member's financial condition is such that Purchaser and each Member can afford to bear the economic risk of holding unregistered Shares for which there is no market and to suffer a complete loss of Purchaser's and each Member's investment therein.

          (b)  Purchase for Investment.

               (i) The Purchaser on behalf of itself and each Member represents and warrants that (i) the Shares acquired by Purchaser is being acquired for Purchaser's account for investment and not with a view to or for sale in connection with any distribution of the Shares, (ii) Purchaser and each Member do not presently have any reason to anticipate any change in Purchaser's and each Member's circumstances or any other particular occasion or event which would cause Purchaser to sell any of such Shares, and (iii) Purchaser and each Member is fully aware that in agreeing to sell or issue such Shares to Purchaser the Company is relying upon the truth and accuracy of these representations and warranties. The Purchaser agrees that Purchaser will not sell or otherwise dispose of any Common Stock except in compliance with the Securities Act of 1933, as amended (the "ACT"), the rules and regulations of the Securities and Exchange Commission thereunder, the relevant state securities laws applicable to Purchaser's and each Member's actions and the Shares, and the terms of this Agreement and the Management Services Agreement. Purchaser and each Member is an accredited investor under the Act.

               (ii) In addition to the other restrictions provided in this Agreement and the Management Services Agreement, the Purchaser agrees that prior to making any disposition of any Shares (other than a disposition to the Company), Purchaser will give written notice to the Company describing the manner of such proposed disposition. The Purchaser further agrees that Purchaser will not effect such proposed disposition until either
(A) Purchaser has provided to the Company, if so requested by the Company, an opinion of counsel reasonably satisfactory in form and substance to the Company that such proposed disposition is exempt from registration under the Act and any applicable state securities laws, or (B) a registration statement under the Act covering such proposed disposition has been filed by the Company under the Act and has become effective and compliance with applicable state securities laws has been effected. The Company agrees that it will respond as promptly as reasonably practicable to any notice of sale given hereunder. The Company will use its best efforts to comply with any such applicable state securities laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or, in the case of alternative (A) above, to qualify the securities for sale in any state.

               (iii)The Purchaser acknowledges that: (A) no trading market for the Common Stock is expected to exist following the Acquisition and that, as the result, Purchaser may be unable to sell any of the Common Stock for the foreseeable future; and (B) the Company has no obligation to register or qualify any of the Common Stock under the Act or the Securities Exchange Act of 1934 or any state securities laws.

          (c) Company Representations. The Company is authorized to issue 24,000,000 shares of Common Stock, $.01 par value per share. Upon the issuance and purchase of the Shares pursuant hereto, the Shares shall be duly authorized, validly issued, fully paid and nonassessable.

     2.   ACQUISITION OF STOCK.

          (a) Purchase of Shares. Subject to the terms and conditions of this Agreement, on the Effective Date (as defined in the Management Services Agreement) the Purchaser agrees to purchase from the Company, and the Company agrees to sell to Purchaser, the number of shares of Common Stock (the "SHARES") set forth in Section 4(b) of the Management Services at the Purchase Price (as defined in the Management Services Agreement).

          (b) Payment. Purchaser agrees to make payment for the shares in the manner set forth in Section 4(b)(3) of the Management Services Agreement.

          (c) Termination of Purchase Obligation. In the event the proposed acquisition of the Debtors is not consummated, the obligations of the Purchaser to purchase, and the obligation of the Company to issue and sell, the Common Stock shall terminate without liability of any party to any other.

     3.   LEGEND ON CERTIFICATES.  Each stock certificate of the
Company issued to represent any of the Shares acquired pursuant to this Agreement shall bear the following (or substantially equivalent) legends on the face or reverse side thereof:

          THE SHARES REPRESENTED BY THIS CERTIFICATE
          HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
          ACT OF 1933, AS AMENDED (THE "ACT"), OR THE
          SECURITIES LAWS OF ANY JURISDICTION.  SUCH
          SHARES MAY NOT BE OFFERED, SOLD, OR OTHERWISE
          TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT
          PURSUANT TO (I) A REGISTRATION STATEMENT WITH
          RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE
          UNDER SUCH ACT AND AS AUTHORIZED UNDER
          APPLICABLE STATE SECURITIES LAW, OR (II) ANY
          EXEMPTION FROM REGISTRATION UNDER SUCH ACT,
          AND APPLICABLE STATE SECURITIES LAW, RELATING
          TO THE DISPOSITION OF SECURITIES, INCLUDING
          RULE 144, PROVIDED AN OPINION OF COUNSEL IS
          FURNISHED, REASONABLY SATISFACTORY IN FORM
          AND SUBSTANCE TO THE COMPANY, THAT AN
          EXEMPTION FROM THE REGISTRATION REQUIREMENTS
          OF THE ACT AND/OR APPLICABLE STATE SECURITIES
          LAW IS AVAILABLE.

          THE SHARES REPRESENTED BY THIS CERTIFICATE
          HAVE BEEN PLEDGED TO THE COMPANY PURSUANT TO
          A STOCK PLEDGE AGREEMENT DATED JANUARY 31,
          1997, ARE SUBJECT TO CALL RIGHTS OF THE
          COMPANY AND OTHER LIMITATIONS AND MAY NOT BE
          TRANSFERRED, SOLD, ASSIGNED, PLEDGED,
          HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS
          SUCH TRANSFER IS PERMITTED BY THE PROVISIONS
          SAID STOCK PLEDGE AGREEMENT, A STOCK
          SUBSCRIPTION AGREEMENT DATED AS OF  JANUARY
          31, 1997 AND A MANAGEMENT SERVICES AGREEMENT
          DATED AS OF JANUARY 31, 1997, A COPY OF EACH
          OF WHICH IS ON FILE AT THE OFFICES OF THE
          COMPANY.

Any stock certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a public distribution of Common Stock represented thereby) shall also bear such (or substantially equivalent) legends except to the extent that the Shares represented by such certificate is no longer subject to the referenced provisions and in the opinion of counsel for the Company the Shares represented thereby need no longer be subject to such restrictions. The Company shall not be required to transfer on its books any certificate for Shares in violation of the provisions of this Agreement or the Management Services Agreement.

     4.   SALE OR TRANSFER OF STOCK.

          (a) No Sale or Transfer. The Purchaser agrees that Purchaser will not, directly or indirectly, sell, pledge, give, bequeath, transfer, assign or in any other way whatsoever encumber or dispose of (a "transfer") any Shares (or any interest therein), now or hereafter at any time owned by him, except as permitted by this Agreement, the Management Services Agreement and the Stock Pledge Agreement (as defined in the Management Services Agreement), or as may be specifically authorized by the Board of Directors of the Company in its sole discretion.

          (b) During Term of Management Services Agreement or Rule 144 Holding Period. Prior to (i) October 14, 1998 or (ii) the expiration of the applicable holding period under Rule 144 of the Act ("RULE 144"), whichever is later, Purchaser shall not sell, transfer, encumber or otherwise dispose of any of the Shares, except as required by Sections 7 and 8 of the Management Services Agreement, and, after October 14, 1998, only in accordance with, Rule 144 or pursuant to an effective registration statement under the Act. Any sale, transfer, assignment, pledge or hypothecation in contravention of this proscription shall be void ab initio.

          (c) Right of First Refusal. If the holder of any Shares is permitted to and desires to sell, transfer or otherwise dispose of the Shares or any interest therein (a "DISPOSITION"), the holder shall first send a notice to the Company which shall include the consideration and manner of payment thereof of the proposed Disposition and identify the potential transferees (the "DISPOSITION NOTICE"). Such Disposition Notice shall constitute an offer by the holder to sell the Shares or any interest therein as set forth in the Disposition Notice to the Company (or its assignee) upon the terms set forth in the Disposition Notice (the "HOLDER OFFER"). The Company (or its assignee) shall have a period of 15 days in which to accept the Holder Offer by delivery of a notice to the Holder (the "COMPANY ACCEPTANCE"). If the Company (or its assignee) accepts the Holder Offer, it shall be obligated to buy, and the holder shall be obligated to sell, on the terms and conditions of the Holder Offer, the Shares, or any interest therein to which the offer relates, except that (i) the closing of such purchase and sale shall take place at the principal offices of the Company on a date to be selected by the Company (or its assignee) which shall be no later than 20 days after the date of the Company Acceptance and (ii) in the event that the Holder Offer included as all or part of the purchase consideration any consideration other than cash, the Company (or its assignee) shall pay, in lieu of such non-cash consideration, an amount in cash equal to the fair market value of such non-cash consideration as determined in good faith by the Company's Board of Directors. In the event that the Company (or its assignee) does not accept the Holder Offer within the 15-day period specified above, the holder may make the Holder Offer to any or all of the parties identified in the Disposition Notice and sell the Shares or the interest therein for the consideration and manner of payment no less favorable than as set forth in the Holder Notice, within 60 days after the end of the first 15-day period specified above; provided, however, that if the sale of the Shares or interest therein to such third party has not been consummated by the date 60 days after the expiration of the first 15-day period specified above, the Shares and any interest therein shall again become subject to the first refusal right of the Company set forth above and the holder may not sell, transfer or otherwise dispose of the Shares or any interest therein except in accordance with the foregoing. Any election by the Company not to accept any Holder Offer in any instance shall not constitute a waiver of its right to receive a Holder Offer in each case in the future in which the holder desires to sell, transfer or otherwise dispose of the Shares or any interest therein.

          (d) Evidence of Compliance. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to cause any Shares to be transferred to any person unless (i) the holder-transferor of such Shares shall furnish to the Company evidence of compliance with, or exemption from, the Act, as specifically set forth in the next paragraph and shall comply in all material respects with all conditions set forth in this Agreement to a transfer of such Shares, and (ii) such transferee shall assume in writing transferor's obligations under this Section 4 and agree to be bound by the provisions of this Agreement, including without limitation this Section 4, which relate to the transfer of Shares.

          (e) Transfer Requirements. Purchaser agrees and each person to which any Shares are permitted to be transferred (by acceptance of such transfer) shall agree in writing that it will not dispose of any Shares except to the extent permitted under this Agreement, the Management Services Agreement and the Stock Pledge Agreement and pursuant to (1) an effective registration statement under the Act and the receipt of all applicable qualifications under state securities laws or (2) a written opinion of counsel, reasonably satisfactory in form and substance to the Company, delivered to the Company, that the Shares may be transferred without registration under the Act or qualification under such laws. Each person proposing to transfer Shares, other than pursuant to an effective registration statement under the Act, shall, if requested by the Company, as a condition precedent to the effectiveness of such transfer, deliver to the Company an investment representation letter and investment covenant reasonably satisfactory in form and substance to the Company and its counsel signed by the proposed transferee and the agreement required under clause (ii) of paragraph (d) above.

          (f) Distributions. In the event any securities of the Company or any other entity shall be distributed on, with respect to, or in exchange for shares of Common Stock of the Company as a stock dividend, stock split, reclassification or recapitalization or in connection with any merger or reorganization, the restrictions set forth in this Section 4 shall apply with respect to such other securities to the same extent as they are, or would have been applicable, to the Common Stock on or with respect to which such other securities were distributed.

     5. NOTICES. All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the day of the mailing thereof by registered or certified mail or when delivered personally or sent by facsimile transmission (with confirmation of delivery to the intended recipient) as follows:

          (a) if to the Company, at its principal executive offices at the time of the giving of such notice, or at such other place as the Company shall have designated by notice as herein provided to the Purchaser; and

          (b) if to the Purchaser, at the address of Purchaser as it appears on the signature page hereof or at such other place as Purchaser shall have designated by notice as herein provided to the Company.

     6. SPECIFIC PERFORMANCE. Due to the fact the securities of the Company cannot be readily purchased or sold in the open market, and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions hereof.

     7.   MISCELLANEOUS.

          (a)  Obligations Several.  All obligations of the
Purchaser hereunder shall be deemed to be several and not joint with those of other management purchasers of Common Stock of the Company.

          (b) Amendments. Except as provided in the last sentence of this paragraph, this Agreement, the Management Services Agreement and the Stock Pledge Agreement (as defined in the Management Services Agreement) constitute the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company and the Purchaser. Anything in this Agreement to the contrary notwithstanding, any modification or amendment of this Agreement by a written agreement signed by, or binding upon, the "Purchaser" as defined in the introductory paragraph of this Agreement shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of any Shares acquired by the Purchaser.

          (c) Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, the "Purchaser" as defined in the introductory paragraph of this Agreement shall be valid and binding upon any and all persons. or entities (other than the Company) who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of any Shares originally acquired by Purchaser.

          (d) Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Purchaser and its respective successors and assigns; provided, however, that nothing contained herein shall be construed as granting to the Purchaser the right to transfer any of the Common Stock except in strict accordance with this Agreement, the Management Services Agreement and the Stock Pledge Agreement and any transferee shall hold such Common Stock having only those rights as provided for in this Agreement.

          (e) Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

          (f) Attorney's Fees. Should any party to this Agreement be required to commence any litigation concerning any provision of this Agreement or the rights and duties of the parties hereunder, the prevailing party in such proceeding shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such litigation.

          (g) Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

          (h) Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

          (i) Singular and Plural. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

          (j) Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

          (k) Governing Law. This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be construed and enforced in accordance with the internal laws of said state without regard to the principles of conflicts of law.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.


                              WEI ACQUISITION CO.



                              By   /s/ Bob Davenport
                                   ------------------------------
                              Its  Chief Financial Officer and
                                   Secretary




                              PURCHASER

                              A&M INVESTMENT ASSOCIATES #3, LLC



                              By  /s/ Antonio C. Alvarez
                                  -------------------------------
                              Its  Manager

                              Address:  885 Third Avenue
                                        Suite 1700
                                        New York, NY  10022-4802



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